Exhibit 10.1
AMENDMENT NO. 4 TO
OPTION, LICENSE AND COLLABORATION AGREEMENT

This Amendment No. 4 (“Amendment No. 4”) to the Option, License and Collaboration Agreement, dated as of May 2, 2020, as amended November 17, 2021, May 12, 2023 and January 29, 2024 (collectively, the “Agreement”), is entered into as of May 10, 2024 (the “Amendment No. 4 Execution Date”), by and between Gilead Sciences, Inc. (“Gilead”) and Arcus Biosciences, Inc. (“Arcus”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement to the extent defined therein.

WHEREAS, Gilead and Arcus entered into the Agreement, pursuant to which, among other things, Gilead and Arcus have agreed to collaborate on certain New Target Programs, two (2) of which were mutually agreed to by the Parties in Amendment No. 2, with up to two (2) additional New Target Programs that could be identified and mutually agreed to by the Parties on or before May 12, 2024;

NOW, THEREFORE, in consideration of the mutual promises and assurances contained in the Agreement and this Amendment No. 4, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Section 3.1(c)(i)(B) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding Section 2.5(b)(i)(B), in the two (2)-year period following the Amendment No. 2 Execution Date, the Parties will collaborate to identify up to two (2) additional Targets and the Therapeutic Area for each such additional Target, in each case as may be mutually agreed by the Parties in writing (each, an “Additional New Target”); provided that, notwithstanding anything to the contrary in this Agreement, if the Parties are unable to mutually agree, in each Party’s sole discretion, upon either such additional Target, or the Therapeutic Area for such additional Target, within two (2) years following the Amendment No. 2 Execution Date, then (i) such inability to reach agreement shall be outside the decision-making jurisdiction of any Committee and shall not be subject to dispute resolution set forth in Section 15.1 or 15.2 or otherwise reviewable in litigation, arbitration or otherwise, and (ii) neither Party shall have any economic or other obligations to the other Party, or be obligated to take any further action with respect to such additional Target, under this Section 3.1(c)(i)(B).”

2.Entire Agreement. This Amendment No. 4, together with the Agreement (including the Appendices, Schedules and Exhibits thereto and prior amendments) and the Ancillary Agreements, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings between the Parties existing as of the Amendment No. 4 Execution Date with respect to the subject matter hereof and thereof other than decisions made by the Committees prior to the Amendment No. 4 Execution Date that are not inconsistent with this Amendment No. 4. There are no other covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Amendment No. 4, this Agreement or the Ancillary Agreements.

No subsequent alteration, amendment, change or addition to this Amendment No. 4 shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.
3.Miscellaneous. This Amendment No. 4 shall be made part of the Agreement and governed by all of its terms (as specifically amended by this Amendment No. 4), including, without limitation, Sections 15.1(a) and (b), 15.2(a), (c) and (e), 15.3 – 15.6, 17.2, 17.4, 17.5, 17.8 – 17.13 of the Agreement which are incorporated herein by reference (treating any reference to “Agreement” therein as a reference to the Agreement as amended with this Amendment No. 4 instead). Except as specifically amended by this Amendment No. 4, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment No. 4 may be executed by facsimile (including a PDF image delivered via e-mail) or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 in duplicate originals by their duly authorized officers as of the Amendment No. 4 Execution Date.

ARCUS BIOSCIENCES, INC.	GILEAD SCIENCES, INC.
By: /s/ Juan Jaen	By: /s/ Andrew Dickinson
Name: Juan Jaen	Name: Andrew Dickinson
Title: President	Title: Chief Financial Officer

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